                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                        General Growth Properties, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------

     (2) Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

--------------------------------------------------------------------------------

     (5) Total fee paid:

--------------------------------------------------------------------------------

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

--------------------------------------------------------------------------------

     (2) Form, schedule or registration statement no.:

--------------------------------------------------------------------------------

     (3) Filing party:

--------------------------------------------------------------------------------

     (4) Date filed:

--------------------------------------------------------------------------------

                        GENERAL GROWTH PROPERTIES, INC.
                             110 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD MAY 12, 1999

To our Stockholders:

     We are notifying you that the Annual Meeting of Stockholders of General Growth Properties, Inc. will be held on Wednesday, May 12, 1999 at 10:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois 60606 for the following purposes:

     1. To elect two directors for a term of three years;

     2. To approve an amendment to our certificate of incorporation to provide that holders of shares of 7.25% Preferred Income Equity Redeemable Stock, Series A that may be issued on or after the date of such amendment are entitled to receive cumulative dividends which shall begin to accrue on the first day of the current dividend period if the shares are issued on or before the record date for such dividend period and on the first day of the next dividend period if the shares are issued after the record date for such dividend period;

     3. To approve an amendment to our certificate of incorporation to remove the IBM Retirement Plan as an exception to the ownership limit contained in the certificate of incorporation;

     4. To ratify the appointment of PricewaterhouseCoopers LLP as our independent accountants for fiscal 1999; and

     5. To transact other business properly coming before the meeting.

     Each of these matters is described in further detail in the enclosed proxy statement. We have also enclosed a copy of our 1998 Annual Report. Only stockholders of record at the close of business on March 25, 1999 are entitled to vote at the meeting or any postponement or adjournment of the meeting. A complete list of these stockholders will be available at our principal executive offices prior to the meeting.

     Please use this opportunity to take part in General Growth's affairs by voting your shares. Whether or not you plan to attend the meeting, please complete the enclosed proxy card and return it in the envelope provided as promptly as possible. Your proxy can be withdrawn by you at any time before it is voted.

                                          By order of the Board of Directors,

                                          /s/Matthew Bucksbaum

                                          Chairman of the Board
Chicago, Illinois
April 12, 1999

                               TABLE OF CONTENTS

ABOUT THE MEETING...........................................      1
  What is the purpose of the annual meeting?................      1
  What are General Growth's voting recommendations?.........      1
  Who is entitled to vote?..................................      1
  What constitutes a quorum?................................      1
  How do I vote?............................................      1
  Can I vote by telephone?..................................      2
  Can I change my vote after I return my proxy card?........      2
  What vote is required to approve each item?...............      2
  What happens if additional proposals are presented at the
     meeting?...............................................      2
  Who will bear the costs of soliciting votes for the
     meeting?...............................................      2
PROPOSALS TO BE VOTED ON....................................      2
  Proposal No. 1 -- Election of Directors...................      2
  Proposal No. 2 -- Approval of an Amendment with Respect to
     Cumulative Dividends Paid to Holders of Shares of 7.25%
     Preferred Income Equity Redeemable Stock, Series A.....      4
  Proposal No. 3 -- Approval of an Amendment to Remove the
     IBM Retirement Plan as an Exception to the Ownership
     Limit of the Certificate of Incorporation..............      4
  Proposal No. 4 -- Ratification of Independent
     Accountants............................................      5
BOARD STRUCTURE AND COMPENSATION............................      5
  Board of Directors and Board Committees...................      5
  Compensation of Directors.................................      6
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER
  PARTICIPATION.............................................      6
STOCK OWNERSHIP.............................................      7
  Common Stock Ownership of Certain Beneficial Owners.......      7
  Equity Ownership of Management............................      7
  Section 16(a) Beneficial Ownership Reporting Compliance...      9
EXECUTIVE OFFICERS..........................................      9
EXECUTIVE COMPENSATION......................................     10
  Summary of Cash and Certain Other Compensation............     10
  Option Grants.............................................     11
  Option Exercises and Year-End Values......................     11
  Standard Employee Benefits................................     11
  Report of the Compensation Committee on Executive
     Compensation...........................................     12
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS..............     15
PERFORMANCE GRAPH...........................................     16
STOCKHOLDER PROPOSALS.......................................     17

                        GENERAL GROWTH PROPERTIES, INC.
                             110 NORTH WACKER DRIVE
                            CHICAGO, ILLINOIS 60606

                                ---------------
                                PROXY STATEMENT
                                ---------------

     The Board of Directors of General Growth Properties, Inc. is asking for your proxy for use at the annual meeting of stockholders of General Growth to be held on Wednesday, May 12, 1999 at 10:00 a.m. local time at our principal executive offices located at 110 North Wacker Drive, Chicago, Illinois, and at any postponements or adjournments of the meeting. We are initially mailing this proxy statement and the enclosed proxy to stockholders of General Growth on or about April 12, 1999.

                               ABOUT THE MEETING

What is the purpose of the annual meeting?

     At our annual meeting, stockholders will act upon the matters outlined in the accompanying notice of meeting, including the election of directors, the approval of two separate amendments to our Certificate of Incorporation (collectively, the "Charter Amendments"), and ratification of our independent auditors. In addition, our management will report on General Growth's performance during fiscal 1998 and respond to questions from stockholders.

What are General Growth's voting recommendations?

     Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

Who is entitled to vote?

     Only stockholders of record at the close of business on the record date, March 25, 1999, are entitled to receive notice of the annual meeting and to vote the shares of common stock that they held on that date at the meeting, or any postponement or adjournment of the meeting. Each outstanding share of common stock entitles its holder to cast one vote on each matter to be voted upon.

What constitutes a quorum?

     If a majority of the shares outstanding on the record date are present at the annual meeting, either in person or by proxy, we will have a quorum at the meeting, permitting the conduct of business at the meeting. As of the record date, we had approximately 39,052,095 shares of common stock outstanding and entitled to vote. Any shares represented by proxies that are marked to abstain from voting on a proposal will be counted as present for purposes of determining whether we have a quorum. If a broker, bank, custodian, nominee or other record holder of General Growth common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, the shares held by that record holder (referred to as "broker non-votes") will also be counted as present in determining whether we have a quorum.

How do I vote?

     You may vote in person at the annual meeting or you may vote by proxy by signing, dating and mailing the enclosed proxy card. If you vote by proxy, the individuals named on the card as proxy holders will vote your shares in the manner you indicate. If you sign and return the card without indicating your instructions, your shares will be voted "FOR":

     - the election of the two nominees for director,

     - the approval of the Charter Amendments, and

     - the ratification of PricewaterhouseCoopers LLP as our independent auditors for fiscal 1999.

Can I vote by telephone?

     Yes. If you are a registered stockholder (that is, if you hold your stock in your own name), you may vote by telephone by following the instructions included with your proxy card.

Can I change my vote after I return my proxy card?

     Yes. Even after you have submitted your proxy, you may change your vote at any time before the proxy is exercised at the annual meeting by delivering to the Secretary of General Growth a written notice of revocation or a properly signed proxy bearing a later date, or by attending the annual meeting and voting in person (although attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request).

What vote is required to approve each item?

     Director nominees must receive the affirmative vote of a plurality of the shares represented at the meeting, meaning that the two nominees for director with the most votes will be elected. The ratification of PricewaterhouseCoopers LLP as our independent auditors for fiscal 1999 requires the affirmative vote of a majority of the shares of common stock represented at the meeting in person or by proxy. Approval of the Charter Amendments requires the affirmative vote of a majority of the outstanding shares of common stock. Abstentions and broker non-votes will have the effect of a "no" vote as to the Charter Amendments and will have no effect on the vote on the election of directors or the ratification of PricewaterhouseCoopers LLP.

What happens if additional proposals are presented at the meeting?

     Other than the matters described in this proxy statement, we do not expect any additional matters to be presented for a vote at the annual meeting. If you vote by proxy, your proxy grants the persons named as proxy holders the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

Who will bear the costs of soliciting votes for the meeting?

     General Growth will bear the entire cost of the solicitation of proxies from its stockholders, which is currently estimated to be less than $10,000. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We may also hire a solicitor, for an additional fee that is estimated not to exceed $10,000, to assist us in the solicitation process. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to our stockholders.

                            PROPOSALS TO BE VOTED ON

                    PROPOSAL NO. 1 -- ELECTION OF DIRECTORS

     Our Board of Directors is currently comprised of seven members. Our By-Laws divide the Board into three classes, as nearly equal in number as possible, with each class of directors serving a three-year term. The term of office of the classes of directors expires in rotation so that one class is elected at each annual meeting for a full three-year term.

     The Board of Directors has nominated and urges you to vote "FOR" the election of the two nominees named below for terms of office ending in 2002. Proxies will be so voted unless stockholders specify otherwise in their proxies.

     In the event a nominee is not available to serve for any reason when the election occurs, it is intended that the proxies will be voted for the election of the other nominee and may be voted for any substitute nominee.

The Board of Directors has no reason to believe that either nominee will not be a candidate or, if elected, will be unable or unwilling to serve as a director. In no event will the proxies be voted for a greater number of persons then the number of nominees named.

OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE ELECTION TO THE BOARD OF EACH OF THE NOMINEES NAMED BELOW.

NOMINEES FOR ELECTION AT THIS MEETING FOR TERMS EXPIRING IN 2002:

     Beth Stewart, 42, has served as a director of General Growth since 1993. Ms. Stewart has been a private real estate consultant since December 1992 and served as Vice President of Goldman, Sachs & Co. from 1986 to November 1992.

     Matthew Bucksbaum, 73, has served as a director of General Growth since 1986 and as Chairman and Chief Executive Officer of General Growth since July 1995. Mr. Bucksbaum served as President of General Growth from December 1992 through June 1995 and as Secretary and Treasurer of General Growth from 1986 to December 1992. Mr. Bucksbaum has served as President of General Growth Companies, Inc. since 1985. He also served as Chairman of the Board of Directors of General Growth Management, Inc., a property manager ("GGMI"), from 1986 to December 1992 and, since December 1996, has served as Co-Chairman of the Board of Directors and Chief Executive Officer of GGMI. Mr. Bucksbaum has also served as a director of GGMI since December 1992. See "Certain Relationships and Related Transactions." Mr. Bucksbaum is an ex-officio trustee of the International Council of Shopping Centers, and previously served as chairman. Mr. Bucksbaum is the father of John Bucksbaum.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2000:

     Morris Mark, 58, has served as a director of General Growth since 1993. Mr. Mark has served as the general partner of Mark Partners (an investment partnership) since June 1985, President and director of Mark Asset Management Corporation (an investment management company) since December 1986, and President and director of Mark International Partners, Ltd. (an investment management company) since December 1989.

     Robert Michaels, 55, has served as a director of General Growth since 1995. Mr. Michaels has served as President and Chief Operating Officer of General Growth since May 1995. In addition, Mr. Michaels has served as President, Chief Executive Officer and a director of GGMI since April 1994. From January 1989 until March 1994, Mr. Michaels held various other positions with GGMI.

DIRECTORS WHOSE TERMS CONTINUE UNTIL 2001:

     John Bucksbaum, 42, has served as a director of General Growth since 1992, and has served as Executive Vice President of General Growth since December 1992. From 1984 to December 1992, Mr. Bucksbaum served as President of General Growth of California, Inc. and Fallbrook Mall Corporation, a predecessor to General Growth and previously one of the indirect owners of an enclosed mall shopping center. Mr. Bucksbaum has served as Co-Chairman of the Board of Directors and Executive Vice President of GGMI since December 1996. Mr. Bucksbaum is a member of the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"), the Executive Committee of the National Realty Council, the Policy Advisory Board of the University of California Real Estate Center and the Executive Committee of the Wharton School Advisory Board. He also serves as a trustee of the Urban Land Institute. Mr. Bucksbaum is the son of Matthew Bucksbaum.

     Anthony Downs, 68, has served as a director of General Growth since 1992. Since 1977, Mr. Downs has been a Senior Fellow at The Brookings Institution (a private, non-profit policy research center) and a self-employed speaker and writer. Mr. Downs served as an executive consultant to Salomon Brothers Inc. from 1986 to 1994 and to Aetna Realty Investors from 1977 to 1994. Mr. Downs is a trustee of The Urban Land Institute and The Urban Institute. He is also a director of The Pittway Corporation, Bedford Properties, Inc.,

Essex Property Trust, Inc., National Housing Partnerships Foundation, Massachusetts Mutual Life Insurance Company, NAACP Legal and Education Defense Fund, Inc. and Penton Media, Inc.

     A. Lorne Weil, 52, has served as a director of General Growth since 1994. Mr. Weil has served as a director, Chairman and Chief Executive Officer of Autotote Corporation, a worldwide provider of computerized wagering systems for gaming operations, since 1989, 1991, and 1992, respectively. From 1979 to 1992, Mr. Weil served as President of Lorne Weil, Inc., a private consulting firm. Mr. Weil also serves as a director of Fruit of the Loom, Inc., a basic apparel manufacturer.

           PROPOSAL NO. 2 -- APPROVAL OF AN AMENDMENT WITH RESPECT TO
       CUMULATIVE DIVIDENDS PAID TO HOLDERS OF SHARES OF 7.25% PREFERRED
                    INCOME EQUITY REDEEMABLE STOCK, SERIES A

     General Growth's Certificate of Incorporation authorizes our Board of Directors to provide for the issuance of shares of preferred stock in series and, by filing a certificate with the Delaware Secretary of State (a "Certificate of Designations"), to fix the designation and rights of the shares of each such series. Pursuant to such authority, our Board of Directors filed a Certificate of Designations with the Delaware Secretary of State on June 9, 1998 which created a series of preferred stock designated as the 7.25% Preferred Income Equity Redeemable Stock, Series A ("PIERS").

     In fixing the rights to be afforded to the PIERS, the Board provided, among other rights, that the holders of the PIERS are entitled to receive cumulative dividends which shall accrue "beginning on June 10, 1998...." Shortly after filing the Certificate of Designations, General Growth completed a public offering of 13.5 million depositary shares, each representing 1/40 of a share of PIERS. Thus, holders who purchased depositary shares in General Growth's public offering were entitled to receive cumulative dividends on the underlying PIERS which began to accrue on June 10, 1998, the date on which the PIERS were issued.

     The Board of Directors proposes to amend the Certificate of Designations (which, in turn, constitutes an amendment to the Certificate of Incorporation) to provide that holders of PIERS that may be issued on or after the date of such amendment are entitled to receive cumulative dividends which shall begin to accrue on the first day of the current dividend period if the shares are issued on or before the record date for such dividend period and on the first day of the next dividend period if the shares are issued after the record date for such dividend period. This amendment will have no effect on the holders of the depositary shares who purchased such shares in General Growth's June 1998 public offering. Rather, the amendment will permit General Growth to issue additional PIERS that will be identical in all respects to the outstanding PIERS without having to pay the holders of such additional PIERS cumulative dividends from June 10, 1998. General Growth does not have any current plans or understandings regarding the issuance of additional PIERS.

     OUR BOARD OF DIRECTORS BELIEVES THAT THE APPROVAL OF THIS PROPOSAL IS IN THE BEST INTERESTS OF GENERAL GROWTH AND OUR STOCKHOLDERS AND RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THIS AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

          PROPOSAL NO. 3 -- APPROVAL OF AN AMENDMENT TO REMOVE THE IBM
             RETIREMENT PLAN AS AN EXCEPTION TO THE OWNERSHIP LIMIT
                      OF THE CERTIFICATE OF INCORPORATION

     For General Growth to remain qualified as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986 (the "Internal Revenue Code"), General Growth must comply with various requirements, including the following:

     - not more than 50% in value of its outstanding common stock and preferred stock (collectively, the "Capital Stock") may be owned, directly or indirectly, by five or fewer individuals during the last half of a taxable year,

     - the Capital Stock must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year, and

     - certain percentages of the Company's gross income must be derived from particular activities.

In order to maintain General Growth's qualification as a REIT, the Certificate of Incorporation limits the number of shares of Capital Stock that may be owned by a stockholder (the "Ownership Limit").

     The Ownership Limit provides that, subject to the exceptions noted below and subject to General Growth's ability to waive the Ownership Limit entirely as to certain stockholders, no stockholder may own more than the Ownership Limit. The Ownership Limit is currently set at 7.5% of the value of the outstanding Capital Stock, and the Board is authorized to further increase the Ownership Limit to not more than 9.8% of the value of the outstanding Capital Stock.

     In addition to the Board's ability to waive the Ownership Limit entirely as to certain stockholders, the Certificate of Incorporation, as originally adopted, contains exceptions that allow certain stockholders to exceed the Ownership Limit. Specifically, Martin Bucksbaum (now deceased), Matthew Bucksbaum and their families and related trusts (the "Bucksbaums") and the International Business Machines Retirement Plan (the "IBM Retirement Plan") are allowed to exceed the Ownership Limit. While both the Bucksbaums and the IBM Retirement Plan at one time exceeded the Ownership Limit, of the two, only the Bucksbaums currently exceed such limit. Because the IBM Retirement Plan no longer exceeds the Ownership Limit, there is no need to continue including a provision in our Certificate of Incorporation permitting it to do so. Therefore, the Board of Directors proposes to amend the Certificate of Incorporation to remove this exception to the Ownership Limit.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THIS AMENDMENT TO OUR CERTIFICATE OF INCORPORATION.

           PROPOSAL NO. 4 -- RATIFICATION OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed PricewaterhouseCoopers LLP as General Growth's independent accountants for fiscal 1999, subject to stockholder ratification of such appointment. PricewaterhouseCoopers LLP and its predecessor, Coopers & Lybrand L.L.P., served as General Growth's independent accountants during fiscal 1998. Representatives of PricewaterhouseCoopers LLP are expected to attend the annual meeting where they will be available to respond to questions and, if they desire, to make a statement.

     OUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS GENERAL GROWTH'S INDEPENDENT ACCOUNTANTS FOR FISCAL 1999. In the event stockholders do not ratify the appointment, the appointment will be reconsidered by the Board of Directors.

                        BOARD STRUCTURE AND COMPENSATION

BOARD OF DIRECTORS AND BOARD COMMITTEES

     Our Board of Directors has standing Audit and Compensation Committees. The Board has no Nominating Committee; rather, the Board as a whole performs the functions which would otherwise be delegated to such a committee. During 1998, the Board of Directors met twelve times and took action by written consent six times. During 1998, all of the directors attended at least 75% of all the meetings of the Board and those committees on which he or she served.

     The members of the Audit Committee are Mr. Mark and Ms. Stewart. The functions of the Audit Committee include recommending the engagement of General Growth's independent auditors, reviewing the independence of the independent auditors, reviewing with the independent auditors the plans for and results of the audit engagement and reviewing the adequacy of General Growth's internal accounting controls. The Audit Committee met twice during 1998.

     The members of the Compensation Committee are Messrs. Matthew Bucksbaum and Downs and Ms. Stewart. The functions of the Compensation Committee include determining the compensation for General Growth's Chief Executive Officer (with Mr. Bucksbaum abstaining), approving the compensation for General Growth's other executive officers and administering General Growth's 1993 Stock Incentive Plan (the "1993 Plan"), Cash Value Added Incentive Compensation Plan (the "CVA Plan"), and 1998 Incentive Stock Plan (the "1998 Incentive Plan") and all other executive compensation plans which General Growth may adopt from time to time. The Compensation Committee met once during 1998.

COMPENSATION OF DIRECTORS

     Directors who are General Growth employees receive no fees for their services as directors. Outside directors receive an annual fee of $18,000, a meeting fee of $1,000 for each Board or Committee meeting attended, and reimbursement of expenses incurred in attending meetings.

     Under the 1993 Plan, all outside directors are entitled to receive, upon joining the Board of Directors, an initial grant of options to purchase 500 shares of common stock having an exercise price equal to the fair market value of the common stock on the date of grant. In addition, under the 1993 Plan, each outside director automatically receives on the first business day in January of every year, an annual grant of options to purchase 500 shares of common stock having an exercise price equal to the fair market value of the common stock on the date of grant.

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Matthew Bucksbaum, the Chairman of the Board and Chief Executive Officer of General Growth, is the only member of the Compensation Committee who is a present or former officer or employee of General Growth or of GGP Limited Partnership, a partnership in which General Growth owns approximately 66% and is the sole general partner (the "Operating Partnership"). None of the members of the Compensation Committee have any "interlocking" relationships as defined by the Securities and Exchange Commission (the "SEC"), in that none of them serve on the board of directors or compensation committee of any other company where an executive officer of that company is on the Board or Compensation Committee of General Growth.

                                STOCK OWNERSHIP

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following sets forth, as of March 15, 1999, certain information concerning each stockholder who is known by General Growth to beneficially own 5% or more of the outstanding common stock. The table is based upon reports on Schedules 13G filed by the stockholders with the SEC. Unless otherwise noted, each stockholder has sole voting and investment power for all shares shown.

                                                              NUMBER OF SHARES
                                                                BENEFICIALLY       APPROXIMATE
NAME AND ADDRESS                                                   OWNED         PERCENT OF CLASS
----------------                                              ----------------   ----------------
General Trust Company, as trustee(1)........................    11,164,394(2)         22.4%
  4001 W. 41st Street, 04A
  Empire Mall
  Sioux Falls, South Dakota 57116
Scudder Kemper Investments, Inc. ...........................       4,149,400          10.6%
  345 Park Avenue
  New York, New York 10154
Cohen & Steers Capital Management, Inc. ....................     3,800,100(3)          9.7%
  757 Third Avenue
  New York, New York 10017
Hexalon Real Estate, Inc. ..................................     3,098,400(4)          7.4%
  950 East Paces Ferry Road
  Suite 2275
  Atlanta, Georgia 30326

-------------------------
(1) General Trust Company beneficially owns these shares as trustee of various trusts and as general partner of a partnership. The beneficiaries of the trusts are members of the Bucksbaum family which, for purposes hereof, include the descendants of Martin, Matthew and Maurice Bucksbaum, including John Bucksbaum, Executive Vice President and a director of General Growth.

(2) This amount includes 10,829,947 shares of common stock issuable upon conversion of certain limited partnership units in the Operating Partnership. See "Certain Relationships and Related Transactions."

(3) As stated in the relevant reports on Schedules 13G, numerous investment counseling clients own the reported shares.

(4) This amount consists of 2,158,013 shares and 940,387 shares of common stock held by two wholly-owned subsidiaries of Hexalon Real Estate, Inc.

EQUITY OWNERSHIP OF MANAGEMENT

     The following table sets forth, as of March 15, 1999, certain information regarding the beneficial ownership of General Growth's common stock by (a) each of our directors and nominees for election as directors, (b) each of our executive officers named in the Summary Compensation Table and (c) all directors and executive officers as a group. Unless otherwise noted, each person named in the table has sole voting and investment power for all shares shown.

     For information regarding the beneficial ownership of General Growth's depositary shares by each of the persons indicated above, we refer you to footnotes (5) and (8) below.

DIRECTORS AND                                               NUMBER OF SHARES               APPROXIMATE
EXECUTIVE OFFICERS                                         BENEFICIALLY OWNED            PERCENT OF CLASS
------------------                                         ------------------            ----------------
Matthew Bucksbaum........................................     1,170,603(1)(2)                  3.0%
John Bucksbaum...........................................        67,596(1)(3)(4)(5)             *
Anthony Downs............................................         7,373(4)                      *
Morris Mark..............................................        11,000(4)                      *
Robert Michaels..........................................       101,000(4)                      *
Beth Stewart.............................................         4,500(4)                      *
A. Lorne Weil............................................         5,000(4)                      *
Bernard Freibaum.........................................       405,630(4)(5)(6)               1.0%
Jon Batesole.............................................        46,751(4)(7)                   *
Joel Bayer...............................................       101,000(4)                      *
All Directors and Executive Officers as a group (13
  persons)...............................................     1,965,167(8)                     5.0%

-------------------------
 *  Represents less than 1% of General Growth's outstanding common stock.

(1) This amount does not include shares of common stock beneficially owned by General Trust Company in its capacities as trustee of various trusts and as general partner of a partnership, as to which Messrs. Matthew Bucksbaum and John Bucksbaum disclaim beneficial ownership. See "Common Stock Ownership of Certain Beneficial Owners," above.

(2) This amount includes 850,745 shares beneficially owned by Mr. Bucksbaum as co-trustee of the Martin Bucksbaum Marital GST Trust and 118,866 shares held by Mr. Bucksbaum in a retirement account. However, this amount excludes 4,026 shares of common stock beneficially owned by Mr. Bucksbaum's spouse and 211,881 shares of common stock beneficially owned by the Matthew and Carolyn Bucksbaum Family Foundation, as to which Mr. Bucksbaum disclaims beneficial ownership.

(3) This amount does not include 1,954 shares of common stock beneficially owned by Mr. Bucksbaum's spouse, as to which Mr. Bucksbaum disclaims beneficial ownership.

(4) A portion of this amount includes shares of common stock subject to immediately exercisable options granted pursuant to the 1993 Plan. These amounts are as follows: Mr. John Bucksbaum, 45,000 shares; Mr. Downs, 4,000 shares; Mr. Mark, 1,000 shares; Mr. Michaels, 80,000 shares; Ms. Stewart, 1,500 shares; Mr. Weil, 3,000 shares; Mr. Freibaum, 160,000 shares; Mr. Batesole, 30,000 shares; and Mr. Bayer, 71,000 shares.

(5) Mr. John Bucksbaum and Mr. Freibaum own 1,550 and 1,000 depositary shares, respectively. Each depositary share represents 1/40 of a share of PIERS and is immediately convertible at the option of the holder into shares of common stock at a conversion rate of 0.6297 shares of common stock for each depositary share. Accordingly, the shares owned by Mr. Bucksbaum and Mr. Freibaum include 976 and 630 shares of common stock issuable upon conversion of their depositary shares.

(6) This amount does not include an aggregate of 8,000 shares of common stock beneficially owned by Mr. Freibaum's spouse and his children or an aggregate of 1,889 shares of common stock issuable upon conversion of the depositary shares beneficially owned by Mr. Freibaum's spouse and his children.

(7) This amount does not include 2,236 shares of Common Stock beneficially owned by Mr. Batesole's spouse, as to which Mr. Batesole disclaims beneficial ownership.

(8) This amount is comprised of an aggregate of 1,556,997 shares of common stock, an aggregate of 405,500 shares of common stock subject to immediately exercisable options granted pursuant to the 1993 Plan, and an aggregate of 2,670 shares of common stock issuable upon conversion of an aggregate of 4,240 depositary shares, each representing 1/40 of a share of PIERS, which are immediately convertible at the option of the holder. This amount does not include options to acquire an aggregate of 358,000 shares of common stock granted pursuant to the 1993 Plan which are not exercisable within 60 days after the date of this table.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires our directors, executive officers and holders of more than 10% of our common stock to file with the SEC reports regarding their ownership and changes in ownership of our common stock. Based solely on our review of the reports furnished to us, we believe that all of our directors, executive officers and 10% stockholders complied with all Section 16(a) filing requirements during 1998.

                               EXECUTIVE OFFICERS

     The executive officers of General Growth are as follows:

                 NAME                    AGE                         POSITION
                 ----                    ---                         --------
Matthew Bucksbaum......................  73    Chairman of the Board and Chief Executive Officer
John Bucksbaum.........................  42    Executive Vice President
Robert Michaels........................  55    President and Chief Operating Officer
Bernard Freibaum.......................  46    Executive Vice President and Chief Financial Officer
Ronald L. Gern.........................  40    Senior Vice President and Assistant Secretary
Mark London............................  47    Senior Vice President
Stanley Richards.......................  65    Senior Vice President
Jon Batesole...........................  59    Senior Vice President
Joel Bayer.............................  35    Senior Vice President -- Acquisitions

     We refer you to "Proposal No. 1 -- Election of Directors" above for biographical information concerning Messrs. Matthew Bucksbaum, Robert Michaels and John Bucksbaum. Biographical information concerning our other executive officers is set forth below.

     Bernard Freibaum, 46, has served as Executive Vice President and Chief Financial Officer of General Growth since October 1993. From August 1992 and prior to joining General Growth, Mr. Freibaum was a consultant with Ernst & Young. From 1985 through 1992, Mr. Freibaum was Chief Financial Officer and General Counsel of Stein & Company, a real estate development and service company. From 1973 through 1985, Mr. Freibaum held various positions with Ernst & Young, American Invsco Corp., and Coopers & Lybrand L.L.P.

     Ronald L. Gern, 40, has served as Senior Vice President and Assistant Secretary of General Growth since December 1997. From 1985 to November 1997, Mr. Gern was employed by Kravco Company, a shopping center management and development company. From 1990 to November 1997, he held the position of Vice President and General Counsel to Kravco, and from 1985 to 1990, he held the position of Counsel to Kravco. From 1982 to 1985, Mr. Gern was associated with the law firm of Wolf, Block, Schorr & Solis-Cohen.

     Mark London, 47, has served as Senior Vice President of General Growth since January 1994. From June 1993 through December 1993, Mr. London was a consultant to General Growth. From April 1987 to May 1993, Mr. London served as President and Chief Executive Officer of Equity Properties and Development Co., a real estate management and acquisitions company.

     Stanley Richards, 65, has served as Senior Vice President of General Growth since December 1992. From October 1986 to December 1992, Mr. Richards served as Vice President of General Growth. In addition, Mr. Richards has served as Vice President and General Counsel of General Growth Companies, Inc. since October 1985.

     Jon Batesole, 59, has served as Senior Vice President of General Growth since December 1992. From 1985 to December 1992, Mr. Batesole served as President of General Growth Development Corp.

     Joel Bayer, 35, has served as Senior Vice President-Acquisitions of General Growth since March, 1998 and as Vice President of General Growth since September 1993. From July 1988 through August 1993, Mr. Bayer held various positions with Equity Financial and Management Company.

                             EXECUTIVE COMPENSATION

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

     The following table discloses compensation received by General Growth's Chief Executive Officer and our five other most highly compensated executive officers (together, the "Named Officers") in the three most recent years.

                           SUMMARY COMPENSATION TABLE

                                                                                       LONG TERM
                                                                                      COMPENSATION
                                                                                      ------------
                                                                                         AWARDS
                                                                                      ------------
                                                         ANNUAL COMPENSATION           SECURITIES
                                                   -------------------------------     UNDERLYING
           NAME AND PRINCIPAL POSITION             YEAR    SALARY ($)    BONUS ($)    OPTIONS (#)
           ---------------------------             ----    ----------    ---------    -----------
Matthew Bucksbaum................................  1998     $200,000           --            --
  Chairman of the Board and                        1997     $175,000           --            --
  Chief Executive Officer                          1996     $175,000           --            --
Robert Michaels..................................  1998     $450,000     $315,256(1)     50,000
  President and Chief Operating Officer            1997     $425,000     $200,000            --
                                                   1996     $400,000     $200,000       100,000
John Bucksbaum...................................  1998     $225,000     $150,000            --
  Executive Vice President                         1997     $200,000           --            --
                                                   1996     $200,000           --        75,000
Bernard Freibaum.................................  1998     $450,000     $315,256(1)    100,000
  Executive Vice President and                     1997     $400,000     $200,000            --
  Chief Financial Officer                          1996     $300,000     $200,000       200,000
Jon Batesole.....................................  1998     $350,000     $210,000(1)         --
  Senior Vice President                            1997     $325,000     $100,000            --
                                                   1996     $300,000     $100,000        50,000
Joel Bayer.......................................  1998     $275,000     $151,289(1)     15,000
  Senior Vice President --                         1997     $250,000     $125,000            --
  Acquisitions                                     1996     $200,000     $230,000(2)     75,000

-------------------------
(1) These bonuses represent amounts earned under the CVA Plan for 1998 and paid during 1999. Additional amounts of $68,115, $68,115, $26,487 and $10,407 have been credited to a "bonus bank" for each of Messrs. Michaels, Freibaum, Batesole and Bayer, respectively, for 1998 but have not been paid. The amounts credited to the "bonus bank" will either be paid to such persons in subsequent years or forfeited, depending on the extent to which future annual financial performance goals under the CVA Plan are achieved. See "Report of the Compensation Committee on Executive Compensation."

(2) This amount includes debt forgiveness of $80,078 (including accrued interest thereon).

OPTION GRANTS

     The following table provides information on grants of options to the Named Officers during 1998.

                             OPTION GRANTS IN 1998

                                            NUMBER OF      PERCENT OF
                                            SECURITIES    TOTAL OPTIONS
                                            UNDERLYING     GRANTED TO      EXERCISE OR                  GRANT DATE
                                             OPTIONS      EMPLOYEES IN     BASE PRICE     EXPIRATION     PRESENT
                  NAME                       GRANTED       FISCAL YEAR      PER SHARE        DATE        VALUE(2)
                  ----                      ----------    -------------    -----------    ----------    ----------
Matthew Bucksbaum.......................          --            --               --             --             --
Robert Michaels(1)......................      50,000           6.0%          $36.19        2/18/08       $159,000
John Bucksbaum..........................          --            --               --             --             --
Bernard Freibaum(1).....................     100,000          12.0%          $36.19        2/18/08       $318,000
Jon Batesole............................          --            --               --             --             --
Joel Bayer(1)...........................      15,000           1.8%          $36.19        2/18/08       $ 47,700

-------------------------
(1) These options were granted with an exercise price equal to the fair market value of the common stock on the date of grant, have a ten-year term and become vested in 20% annual increments from the date of grant.

(2) The dollar amounts in this column were estimated using the widely-accepted Black-Scholes Option Pricing Formula on the basis of the following assumptions: expected volatility: 19.4%; risk free rate of return: 5.48%; dividend yield: 7.28%; and expected time until exercise: 4.2 years.

OPTION EXERCISES AND YEAR-END VALUES

     The following table provides information on option exercises during 1998 by each of the Named Officers and the values of each of such officer's unexercised options at December 31, 1998.

              AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND
                         FISCAL YEAR-END OPTION VALUES

                                                                  NUMBER OF SECURITIES
                                                                 UNDERLYING UNEXERCISED
                                                                  OPTIONS AT YEAR-END             VALUE OF UNEXERCISED
                                  NO. OF                      ----------------------------        IN-THE-MONEY OPTIONS
                                  SHARES                                                              AT YEAR-END
                                 ACQUIRED         VALUE                                       ----------------------------
                                ON EXERCISE      REALIZED     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                                -----------      --------     -----------    -------------    -----------    -------------
Matthew Bucksbaum..........            --               --           --              --               --              --
Robert Michaels............             0               --       70,000          80,000       $  609,350      $  462,400
John Bucksbaum.............             0               --       45,000          30,000       $  444,375      $  296,250
Bernard Freibaum...........       145,000       $2,374,375      180,000         200,000       $1,973,700      $1,679,800
Jon Batesole...............             0               --       30,000          20,000       $  296,250      $  197,500
Joel Bayer.................        15,000       $  231,563       68,000          52,000       $  826,930      $  505,220

     On December 31, 1998, the fair market value per share of common stock was $37.88.

STANDARD EMPLOYEE BENEFITS

     During 1998, General Growth contributed toward the cost of health, life and disability insurance for employees with dependents, as part of a standard employee benefit package. General Growth also provided employees the opportunity to contribute pre-tax salary (subject to applicable limitations) to a company-sponsored 401(k) plan. Messrs. Matthew Bucksbaum, John Bucksbaum, Michaels, Freibaum, Batesole and Bayer chose to contribute a portion of their respective salaries to the 401(k) plan during 1998, and General Growth made a matching contribution of $7,200 on behalf of each of them.

     The following Report of the Compensation Committee on Executive Compensation and the performance graph included elsewhere in this proxy statement do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other General Growth filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent General Growth specifically incorporates this Report or the performance graph by reference therein.

REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     GENERAL. General Growth's executive compensation program is administered by the Compensation Committee of the Board of Directors. The Compensation Committee currently consists of Matthew Bucksbaum, Anthony Downs and Beth Stewart. The Compensation Committee is responsible for determining the level of compensation paid to our Chief Executive Officer (with Matthew Bucksbaum abstaining), approving the level of compensation paid to our other executive officers and determining awards under, and administering, the 1993 Plan, the CVA Plan and the 1998 Incentive Plan. The Compensation Committee is also responsible for reviewing and establishing all other executive compensation plans which General Growth may adopt from time to time.

     EXECUTIVE COMPENSATION POLICY. General Growth's compensation policy for executive officers consists of three key elements:

     - a base salary,

     - a performance-based annual bonus comprised of both cash and stock options, and

     - periodic grants of stock options.

     The Compensation Committee believes that this three-part approach best serves the interests of General Growth and its stockholders. It enables General Growth to recruit and retain highly-qualified individuals by providing them with a compensation package which is competitive and has financial incentives which are aligned with General Growth's performance. Under this approach, compensation for these officers involves a portion of pay that is "at risk" -- namely, the annual cash and stock option bonus. The annual cash bonus is variable and is based on a measure of company performance known as "cash value added," as described below. Annual stock option awards relate a significant portion of an employee's long-term remuneration directly to stock price appreciation realized by all of General Growth's stockholders.

     BASE SALARY. In establishing the base salary paid to each of our executive officers for fiscal 1998, the Compensation Committee reviewed the compensation paid by comparable REITs to their executive officers and determined it to be in the best interests of General Growth and its stockholders for our executive officers to be in the lower-to-mid portion of the range. The Compensation Committee also took into account such factors as a subjective assessment of the nature of the position, the contribution and experience of the executive officer, and the length of the executive officer's service to General Growth.

     ANNUAL BONUS. Since its adoption in 1998, bonus awards for General Growth's executive officers have generally been determined in accordance with the CVA Plan. The purpose of the CVA Plan is to provide additional incentive compensation to participants by relating the financial reward of such participants to the increase in the value of General Growth realized by its stockholders. To date, various members of management of General Growth and GGMI (excluding Matthew Bucksbaum and John Bucksbaum) have been designated by the Compensation Committee as participants under the CVA Plan.

     In general, "cash value added" or "CVA" is determined to be the excess of net operating income less a capital charge that is intended to represent the return expected by the providers of General Growth's capital. The Compensation Committee believes that increases in CVA represent a performance standard that is closely coordinated with increases in stockholder value.

     The CVA Plan is intended to provide a target incentive award generally ranging from between 10% and 50% of salary for participants. Under the CVA Plan, the annual bonus award for a participant for a particular year is generally equal to base salary x target incentive award x performance factor (although the Compensation Committee may retain discretion to determine whether a participant receives all or a portion of such award). The performance factor is determined by reference to the amount of improvement or deterioration in CVA measured against established targets based, in part, on prior performance. The performance factor calculation will produce an amount in excess of the target incentive award if actual CVA exceeds targeted CVA and will produce an amount which is less than the target incentive award if actual CVA is less than targeted CVA.

     The CVA Plan provides the opportunity for enhanced bonuses, but also uses a "bonus bank" feature to ensure that increases in CVA are sustained before extraordinary bonus awards are paid out. Each year, any annual bonus award in excess of 125% of the target incentive award is added to the outstanding bonus bank balance. The bonus paid to a participant is equal to the annual bonus award for the year, up to a maximum of 125% of the target incentive award, plus payments from the bonus bank. Payments from the bonus bank are paid in equal installments over three years, with the first payment being made at the time of the award. A bonus bank balance is considered "at risk" in the sense that in any year the annual bonus award is negative, the negative annual bonus award amount will be subtracted from the outstanding bonus bank balance.

     Our 1998 Incentive Plan has been integrated with the CVA Plan. Under the 1998 Incentive Plan, the Compensation Committee is authorized to grant to employees of General Growth and GGMI (other than Matthew Bucksbaum and John Bucksbaum) stock incentive awards in the form of threshold-vesting stock options ("TSOs"). In any particular year, the number of TSOs to be granted to a participant under the 1998 Incentive Plan will be determined, generally, by multiplying the annual bonus award to a participant under the CVA Plan by 25% (such product is the "percentage bonus amount") and then dividing the percentage bonus amount by 10% of the fair market value of a share of common stock on the date of grant. The exercise price of the TSOs to be granted to a participant will be the fair market value on the date the TSO is granted. The threshold price which must be achieved in order for the TSO to vest will be determined by multiplying the fair market value on the date of grant by the estimated annual growth rate (currently set at 7% pursuant to the 1998 Incentive Plan) and compounding the product over a five year period. Shares of General Growth's common stock must achieve and sustain the threshold price for at least 20 consecutive trading days at any time over the five years following the date of grant in order for the TSO to vest. All TSOs granted will have a term of 10 years but must vest within 5 years of the grant date in order to avoid forfeiture.

     Compensation under the 1998 Incentive Plan is intended to reinforce the attainment of annual performance goals while encouraging sustained profitable long-term growth. We believe that the 1998 Incentive Plan accomplishes this by providing a portion of annual compensation in options to purchase common stock, the vesting of which is tied directly to a sustained increase in our economic value to our stockholders. By doing so, the 1998 Incentive Plan aligns the interests of our management employees with those of our stockholders.

     OTHER STOCK OPTIONS AWARDS. Stock options have historically been an important element of our compensation program and have generally been awarded to our executive officers either as an inducement to join General Growth or as additional compensation in recognition of exceptional performance. Particular awards have generally been made without specific reference to any aspect of General Growth's performance at such time. Rather, the Chief Executive Officer and President have historically recommended to the Compensation Committee the size of a particular award under the 1993 Plan based upon their subjective assessments of factors such as job responsibilities undertaken and efforts expended on behalf of General Growth, contributions to General Growth and leadership qualities. Options granted to executive officers pursuant to the 1993 Plan have an exercise price equal to the fair market value of the common stock on the date of grant, are for 10-year terms and are generally exercisable in either 33 1/3% or 20% annual increments from the date of grant.

     COMPENSATION OF MATTHEW AND JOHN BUCKSBAUM. In establishing the compensation to be paid to each of Matthew Bucksbaum and John Bucksbaum, the Compensation Committee (with Matthew Bucksbaum abstaining), noted that their salaries were originally established at subjective levels prior to General Growth's initial public offering in 1993, and that of the two, only John Bucksbaum's salary has been adjusted, and then only moderately, since such time. The Committee also recognized the unique position occupied by each of Matthew Bucksbaum and John Bucksbaum by virtue of the Bucksbaums' ownership of a 28.7% limited partnership interest in the Operating Partnership (subject to dilution in certain circumstances) and their rights to sell the units representing such interests or to increase their ownership in General Growth, primarily as trust beneficiaries, to 25% of the outstanding common stock upon conversion of a portion of such units into shares of common stock. See "Stock
Ownership -- Common Stock Ownership of Certain Beneficial Owners," "Stock Ownership -- Common Stock Ownership of Management," and "Certain Relationships and Related Transactions." Accordingly, the compensation paid to Matthew Bucksbaum and John Bucksbaum during 1998 was not based upon, and had no specific relation to, General Growth's performance during such period.

     INTERNAL REVENUE CODE SECTION 162(M). As one of the factors in its review of compensation matters, the Compensation Committee considers the anticipated tax treatment to General Growth and to our executives of various payments and benefits. The deductibility of some types of compensation payments depends upon the timing of an executive's vesting or exercise of previously granted rights. Furthermore, interpretations of and changes in the tax laws and other factors beyond the Compensation Committee's control also affect the deductibility of compensation. For these and other reasons, the Committee will not necessarily limit executive compensation to that deductible under Section 162(m) of the Internal Revenue Code. The Compensation Committee will consider various alternatives to preserving the deductibility of compensation payments and benefits to the extent reasonably practicable and to the extent consistent with its other compensation objectives.

                                          Respectfully submitted by the
                                          Compensation Committee,

                                          Matthew Bucksbaum
                                          Anthony Downs
                                          Beth Stewart

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     General Growth is the general partner of the Operating Partnership and currently the owner of an approximate 66% interest in the Operating Partnership. The Bucksbaums currently own a 28.7% limited partnership interest in the Operating Partnership (subject to dilution in certain circumstances) and certain rights to sell the units representing such interests or to increase their ownership in General Growth, primarily as trust beneficiaries, to 25% of the outstanding common stock upon conversion of a portion of such units into shares of common stock. The Operating Partnership currently holds all of the non-voting preferred stock of GGMI, and certain executive officers and/or directors of GGMI own 100% of the common stock which is entitled to all voting rights in GGMI.

     General Growth has contracted with GGMI to provide management, leasing, development and construction management services to the various enclosed mall shopping centers which are owned by General Growth. In addition, certain advertising and payroll costs of the shopping centers are paid by GGMI and reimbursed by General Growth. During 1998, General Growth paid GGMI approximately $15 million for management and leasing fees, $41.6 million for cost reimbursements and $7.8 million for development costs.

     During 1998, certain of our executive officers issued notes to General Growth in connection with their exercise of options to purchase shares of common stock. Specifically, (a) Mr. Freibaum issued a note in the principal amount of $3,761,000, of which $1,006,000 represents withholding taxes paid by General Growth on behalf of Mr. Freibaum relating to his exercise of an option to purchase 145,000 shares of common stock, (b) Mr. Bayer issued a note in the principal amount of $350,312, of which $65,312 represents withholding taxes paid by General Growth on behalf of Mr. Bayer relating to his exercise of an option to purchase 15,000 shares of common stock, and (c) Mr. London issued a note in the principal amount of $123,780 in connection with his exercise of an option to purchase 6,000 shares of common stock. These notes bear interest at a rate computed as a formula of a market rate (5.61% per annum at December 31, 1998), are collateralized by the shares of common stock issued upon the exercise of such options, provide for quarterly payments of interest and are payable to General Growth on demand.

     Matthew Bucksbaum is the sole stockholder and director of General Growth Companies, Inc., a Delaware corporation, which owns a parcel of land adjacent to the Bowling Green Mall in Bowling Green, Kentucky. General Growth Companies, Inc. has agreed to sell this land to the Operating Partnership for a purchase price of $215,000. The purchase price was based upon an appraisal performed by an independent third party. The Operating Partnership has agreed to pay the purchase price in the form of limited partnership units in the Operating Partnership. The transaction is expected to close during the first half of 1999.

     General Growth Companies, Inc. owns a 25% undivided interest in two airplanes which were used by certain of General Growth's executive officers during 1998 for business travel. Aircraft expenses incurred and paid by General Growth to General Growth Companies, Inc. in connection with such business travel during 1998 were approximately $394,000.

     Because of the Internal Revenue Code's ownership requirements for REITs, certain executive officers of General Growth, certain trusts for the benefit of the Bucksbaums and certain employees of GGMI receive, from time to time, a preferred stock ownership interest in one or more private REITs in which General Growth and/or the Operating Partnership has a controlling interest. While the aggregate value of all such preferred stock ownership interests may exceed $60,000 at any time, no individual's ownership interest in such preferred stock exceeds $60,000 at any time.

                               PERFORMANCE GRAPH

     The graph below compares the five-year cumulative total stockholder return assuming the investment of $100 on January 1, 1994 (and the reinvestment of dividends thereafter) in each of General Growth's common stock, the S&P 500 Stock Index, the NAREIT All Equity REIT Total Return Index and a peer index of enclosed mall REITs (currently comprised of General Growth, CBL & Associates Properties, Inc., Crown American Realty Trust, JP Realty, Inc., The Macerich Company, Taubman Centers, Inc., Urban Shopping Centers, Inc., Simon Property Group, Inc., Glimcher Realty Trust, The Mills Corporation, The Rouse Company and Westfield America, Inc.). The comparisons in the graph below are not intended to forecast the possible future performance of our common stock.
PERFORMANCE GRAPH

                                                                         PERIOD ENDING
                                      ------------------------------------------------------------------------------------
                                            '12/31/93'     '12/31/94'   '12/31/95'  '12/31/96'   12/31/97'    '12/31/98'
--------------------------------------------------------------------------------------------------------------------------
General Growth Properties, Inc.               100.00          113.36      114.88      190.88       225.30      245.49
S&P 500                                       100.00          101.32      139.39      171.26       228.42      293.69
NAREIT All Equity REIT Index                  100.00          103.70      119.48      164.04       198.75      165.71
General Growth Properties Peer Index          100.00          106.42      110.66      159.97       179.94      174.84


                             STOCKHOLDER PROPOSALS

     Notice of any stockholder proposal that is intended to be included in General Growth's proxy statement and form of proxy for next year's annual meeting must be received by General Growth at our principal executive offices no later than December 18, 1999. Such notice must be in writing and must comply with the other provisions of Rule 14a-8 under the Securities Exchange Act of 1934. In addition, the persons named in the proxy for the next annual meeting will have discretionary authority to vote with respect to any matter that is brought by any stockholder during the meeting and that is not described in the proxy statement for such meeting if General Growth receives notice before February 10, 2000 or after March 13, 2000 that such matter would be raised at the meeting. Any notices regarding shareholder proposals must be received by the Company at its principal executive offices at 110 North Wacker Drive, Chicago, Illinois, 60606, Attention: Secretary.

                        GENERAL GROWTH PROPERTIES, INC.

                         ANNUAL MEETING OF STOCKHOLDERS

                            Wednesday, May 12, 1999

                                   10:00 a.m.

                             110 North Wacker Drive
                               Chicago, Illinois




--------------------------------------------------------------------------------

    GENERAL GROWTH PROPERTIES, INC.                                    PROXY
    ------------------------------------------------------------------------

          This Proxy is solicited on behalf of the Board of Directors

       Matthew Bucksbaum, Beth Stewart and Marshall E. Eisenberg, and each of them, are hereby constituted and appointed the lawful attorneys and proxies of the undersigned, with full power of substitution, to vote and act as proxy with respect to all shares of common stock, $.10 par value, of GENERAL GROWTH PROPERTIES, INC., standing in the name of the undersigned on the Company's books at the close of business on March 25, 1999, at the Annual Meeting of Stockholders to be held at the Company's principal executive offices, 110 North Wacker Drive, Chicago, Illinois, at 10:00 a.m., local time, on May 12, 1999, or at any postponement(s) or adjournment(s) thereof, as follows:

       The powers hereby granted may be exercised by any of said attorneys or proxies or their substitutes present and acting at the above-described Annual Meeting of Stockholders or any postponement(s) or adjournment(s) thereof, or, if only one by present and acting, then by that one. The undersigned hereby revokes any and all proxies heretofore given by the undersigned to vote at said meeting.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN, IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1,2,3 AND 4.




                      See reverse for voting instructions.

                                                                       COMPANY #
                                                                       CONTROL #



THERE ARE TWO WAYS TO VOTE YOUR PROXY

YOUR TELEPHONE VOTE AUTHORIZES THE PERSONS NAMED AS PROXIES ON YOUR PROXY CARD TO VOTE YOUR SHARES IN THE SAME MANNER AS IF YOU MARKED, SIGNED AND RETURNED YOUR PROXY CARD.


VOTE BY PHONE - TOLL FREE - 1-800-240-6326 - QUICK *** EASY *** IMMEDIATE
- Use any touch-tone telephone to vote your proxy 24 hours a day, 7 days a week.
- You will be prompted to enter your 3-digit Company Number and your 7-digit Control Number which are located above.
- Follow the simple instructions the Voice provides you.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we've provided or return it to General Growth Properties, Inc., c/o Shareowner Services(sm). P.O. Box 64873, St. Paul, MN 55164-0873.






           IF YOU VOTE BY PHONE, PLEASE DO NOT MAIL YOUR PROXY CARD
                             -Please detach here-


       THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1,2,3, AND 4.
1. Election of directors      01  Beth Stewart      02 Matthew Bucksbaum           [ ] Vote FOR             [ ]  Vote WITHHELD
                                                                                       all nominees              from all nominees

(Instructions:  To withhold authority to vote for any indicated nominee,
write the number(s) of the nominee(s) in the box provided to the right.)           [                                         ]

2. Approval of an amendment with respect to cumulative dividends paid to holders
   of shares of 7.25% Preferred Income Equity Redeemable Stock, Series A.          [ ] For     [ ] Against       [ ]  Abstain

3. Approval of an amendment to remove the IBM Retirement Plan as an exception
   to the ownership limit of the certificate of incorporation.                     [ ] For     [ ] Against       [ ]  Abstain

4. Ratification of the appointment of accountants for fiscal 1999.                 [ ] For     [ ] Against       [ ]  Abstain

5. In the discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting or at any postponement(s) or adjournment(s) thereof.

Address Change? Mark Box [ ]      Mark here if you plan to attend the meeting  [ ]     Date
Indicate changes below:                                                                    ----------------------------


                                                                                   [                                         ]

                                                                                   Signature(s) in Box
                                                                                   (Please sign this proxy as your name appears
                                                                                   on the Company's corporate records.
                                                                                   Joint owners should each sign
                                                                                   personally.  Trustees and others signing
                                                                                   in a representative capacity should
                                                                                   indicate the capacity in which they sign.)